EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement pertaining to PDG Environmental, Inc. Amended and Restated Incentive Stock Option Plan on Form S-8 of our report dated April 7, 2005 relating to our audit of the consolidated financial statements of PDG Environmental, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2005.
/s/ Parente Randolph, LLC
Pittsburgh, Pennsylvania
April 28, 2006